SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2003

Kirshner Entertainment & Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

33-0231238 (Commission File Number)	65-1053546 (IRS Employer Identification No.)

5200 NW 33rd Avenue, Suite 215

Ft. Lauderdale, FL  33309

(Address of Principal Executive Offices)(Zip Code)

(954) 938-8010

(Registrant’s Telephone Number, Including Area Code)

HBOA Holdings, Inc.

(Former Name or Former Address, if Change Since Last Report)

ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

New CEO and President

Dan Zipkin has joined our company as our Chief Executive Officer and President effective as of Friday, September 19, 2003. Dan has over 30 years of management, sales and strategic development experience in the health care and computer industries.

Prior to joining our company he served as an independent management consultant with XWare Compliance, Inc., New York, NY, a developer of software products that enable health care organizations to manage, and maintain policies and procedures required for compliance with all governmental and third party statutes and regulations.

Dan also served as the President and Chief Operating Officer of Personal Computer Products, Inc. (NASDQ:PCPI), San Diego, California a publicly traded company that designed and manufactured intelligent micro-processor based products for the PC and laser printer industries. Dan was involved in the start-up of this company and was instrumental in raising both private, and public funds while developing strategic relationships and licensing agreements with other companies on a global basis.

Prior to joining PCPI, Dan served as Vice President of Long Island College Hospital, Brooklyn, NY, Associate Director of Beth Israel Medical Center, New York, NY, and Administrative Extern at Brookdale Hospital Medical Center, Brooklyn, NY. He has spent the better part of the last twenty years developing business strategies.

Dan is a graduate of the State University New York College at New Paltz, and has an MS from the Columbia University, School of Public Health and Administrative Medicine, New York, and an MS in Psychology from Springfield College, Springfield, MA.

Entertainment Division and Donald Kirshner

We have agreed to accept Donald Kirshner’s resignation as the President of our Entertainment Division effective as of October 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

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Kirshner Entertainment & Technologies, Inc.
Date: October 7, 2003	By: /s/ Daniel Zipkin Daniel Zipkin Chief Executive Officer and President

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